UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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HAWAIIAN ELECTRIC INDUSTRIES, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Employee FAQ (Updated as of 12/19/14)

The transaction

1.                   What did HEI announce?

2.                   What does this transaction mean for our business?

3.                   What does this transaction mean for employees?

4.                   What can you tell us about NextEra Energy?

5.                   Why weren’t employees notified ahead of the public announcement? New 12/19/14

Jobs/Employees/Benefits

6.                   Will there be layoffs as a result of the transaction?

7.                   Will there be any changes to staffing or reporting relationships as a result of the transaction?

8.                   Will employees be asked to relocate as a result of the transaction?

9.                   Will there be changes to employee compensation and benefits as a result of the transaction?

10.            What happens to the 401(k) for employees?

11.            What about employee pension benefits?

12.            What happens to union contracts as a result of the transaction?

13.            What does this transaction mean for Hawaiian Electric retirees and retiree benefits? Does that mean retiree health benefits will be preserved?

14.            Will NextEra Energy offer any early retirement package? What are the terms of the separation packages?

15.            Why did the statement about no involuntary layoffs need to be said and what implications are there beyond the 2 year period? What happens after that? New 12/19/14

16.            Will the existing Call Centers at Hawaiian Electric, Maui Electric and Hawai‘i Electric Light be retained or will traditional work be outsourced or taken over by NextEra Energy employees? New 12/19/14

17.            Will certain operations be consolidated? New 12/19/14

18.            To what extent does Florida Power & Light use contractors? New 12/19/14

19.            Is there a hiring freeze or should there be one since we don’t know what will happen in the future? New 12/19/14

20.            Will the new owners still recognize the IBEW 1260 AFL-CIO? Does NextEra Energy have other unions? Does NextEra Energy have unionized engineers? New 12/19/14

21.            What about employees who are not vested yet? Could they still receive pension benefits? New 12/19/14

22.            Can the HEI Retirement Plan be terminated? If yes, who would be affected and how? New 12/19/14

23.            Would the employee benefit package get better? New 12/19/14

24.            Can we get more clarity on how employees’ current pay and benefits and retirement plans might be impacted down the road? For example, understanding that earned pension benefits are protected by law, at what point would NextEra Energy be able to change the plans going forward and how would that then play out when an Hawaiian Electric employee does retire? New 12/19/14

25.            What is Florida Power and Light’s (FPL’s) compensation philosophy and approach compared to Hawaiian Electric’s?  Including retirement, incentives, benefits? New 12/19/14

The future of Hawaiian Electric

26.            What will happen to the Hawaiian Electric name and logo?  Updated 12/19/14

27.            Where will the company be headquartered? Who will lead it?

28.            Does this mean there will be changes to HEI’s level of support for our community?

29.            What are the next steps? How long before the transaction closes? What approvals are required to close the transaction?

30.            What should employees expect over the coming months?

1.                            What did HEI announce?

•                       HEI and NextEra Energy, the nation’s clean energy leader headquartered in Juno Beach, Florida, announced that the companies have agreed to combine.

•                       In connection with the agreement, HEI separately announced a plan to establish ASB Hawaii as an independent publicly traded company, contingent upon the combination of NextEra Energy with HEI.

•                       Joining with NextEra Energy represents a transformational opportunity for a stronger future for our company, including for all of you, and for our customers, communities and state.

2.                            What does this transaction mean for our business?

•                       This partnership will align two clean energy leaders that share a common vision and common goals.

•                       Hawaiian Electric, which includes Maui Electric and Hawai‘i Electric Light, has put Hawai‘i on the leading edge of clean energy nationally, successfully integrating rooftop solar with 11 percent of their customers and helping achieve 20 percent renewable energy across Hawai‘i.

•                       NextEra Energy adds its strength as the nation’s leading clean energy company.

•                       Both NextEra Energy and Hawaiian Electric are committed to increasing renewable energy, modernizing our grid, reducing Hawai‘i’s dependence on imported oil, integrating more rooftop solar and lowering customer bills.

•                       By joining with NextEra Energy, we’re gaining a great partner and bringing together two recognized leaders in clean energy.

•                       Our combined expertise — coupled with NextEra Energy’s ability to provide additional, less expensive capital — will help us invest in and significantly accelerate the actions we’re taking to deliver on all these fronts.

3.                            What does this transaction mean for employees?

•                       Hawaiian Electric, Maui Electric and Hawai‘i Electric Light employees stand to benefit from the greater opportunities for professional growth and development that come with being part of a stronger and larger energy company.

•                       No involuntary reductions to our workforce are expected as a result of the combination for at least two years after the merger is completed (which is expected to occur within approximately one year from the announcement). Also, all of our union labor agreements will be honored.

•                       NextEra Energy, through its efforts to develop renewable and other energy projects, has had a presence in Hawai‘i for several years. Because of that, it has gained familiarity with and respect for our island culture. We expect a good cultural fit and will work to ensure a smooth transition.

4.                            What can you tell us about NextEra Energy?

•                      NextEra Energy is the nation’s leading clean energy company with approximately $15.5 billion in consolidated revenues, more than 42,500 megawatts (MW) of generating capacity and nearly 14,000 employees in 26 states and Canada.

•                       NextEra Energy’s principal subsidiaries include Florida Power & Light Company (FPL), one of the nation’s largest and most well-respected electric utilities, and NextEra Energy Resources, LLC, which together with its affiliated entities (NextEra Energy Resources), is North America’s largest producer of renewable energy from the wind and sun.

•                       Through NextEra Energy Resources, NextEra Energy brings to bear all the capabilities of a renewable energy leader, including utility-scale and distributed solar, wind and battery storage, as well as the resources to help accelerate Hawaiian Electric’s efforts to pursue a new energy future in Hawai‘i.

•                       Together, FPL and NextEra Energy Resources have completed more than $24 billion worth of major capital projects since 2003, on time and under budget.

•                       FPL, which was recognized by Market Strategies International as the nation’s most trusted electric utility earlier this year, serves approximately 4.7 million customer accounts in a state that, like Hawai‘i, has no indigenous fossil fuels and was once the largest consumer of oil among all U.S. utilities.

•                       Since 2001, FPL has reduced its reliance on foreign oil by more than 99 percent, improved its overall fuel efficiency by 20 percent and saved its customers more than $6.8 billion in fuel costs.

•                       FPL’s operational excellence has supported competitive customer rates. In fact, FPL’s typical residential customer electric bills are the lowest in Florida for the fifth consecutive year and approximately 25 percent lower than the national average.

•                       FPL’s highly efficient generation fleet is one of the cleanest and most modern among utilities nationwide.

•                       FPL also developed, built and operates one of the nation’s most modern grid networks and offers the highest reliability among Florida’s investor-owned utilities, ranking in the top quartile nationally, with more than 99.98 percent reliability.

•                       NextEra Energy, through its efforts to develop renewable and other energy projects, has had a presence in Hawai‘i for several years. Because of that, it has gained familiarity with and respect for our island culture.

•                       NextEra Energy has been recognized for an unprecedented eight consecutive years as No. 1 on the utility industry list of Fortune’s “Most Admired Companies” and enjoys a longstanding reputation as a strong corporate citizen throughout the communities it serves.

5.                            Why weren’t employees notified ahead of the public announcement?

•                       Because HEI stock is publicly traded, under Securities Exchange Commission rules, the announcement is considered significant information for investors or potential investors. So it can’t be shared with a big group (such as our 2800 employees) without also widely publicizing the information externally.

6.                            Will there be layoffs as a result of the transaction?

•                       No involuntary reductions to our workforce are expected as a result of the transaction for at least two years after close. Also, all of our union labor agreements will be honored.

7.                            Will there be any changes to staffing or reporting relationships as a result of the transaction?

•                       Until the transaction is complete, NextEra Energy and the Hawaiian Electric Companies will remain independent companies, and normal operations will continue.

•                       If any changes are going to be made to reporting structure following the completion of the transaction, we will communicate with employees as soon as possible.

•                       We’re committed to keeping you informed during this process, and we encourage you to share your questions with us.

8.                            Will employees be asked to relocate as a result of the transaction?

•                       Until the transaction is complete, NextEra Energy and the Hawaiian Electric Companies remain independent companies, and normal operations will continue.

•                       When the transaction is complete, Hawaiian Electric, Maui Electric and Hawai‘i Electric Light will continue to operate under their current names, remain headquartered in Hawai‘i and continue to be locally managed from their existing operating locations.

•                       An integration planning team made up of representatives from both NextEra Energy and the Hawaiian Electric Companies will be formed in the coming months. This team will determine how to best bring the two organizations together and ensure a smooth and orderly transition.

•                       Integration planning will be done in conjunction with our already ongoing transformation project.

•                       We’ll keep you updated as important decisions are made.

9.                            Will there be changes to employee compensation and benefits as a result of the transaction?

•                       It’s important to remember that until the transaction is complete, NextEra Energy and the Hawaiian Electric Companies remain independent companies, and normal operations will continue.

•                       For at least two years following closing, active nonunion employees will not see their base salary or wages reduced, and their other compensation and benefits will be substantially comparable in the aggregate to those provided to them prior to the transaction. Also, all of our existing union labor agreements will be honored. If any changes are planned, we’ll inform you promptly.

10.                     What happens to the 401(k) for employees?

•                       For at least two years following closing, active nonunion employees will not see their base salary or wages reduced, and their other compensation and benefits will be substantially comparable in the aggregate to those provided to them prior to the transaction. This also applies to 401(k) benefits. If any changes are planned, we will inform you promptly.

11.                     What about employee pension benefits?

•                       There’s one thing we want to assure you of right now: Your current pension benefits under the HEI Retirement Plan will not be impacted.

•                       These benefits are protected under federal law (referred to as ERISA).

•                       Employees should not feel they now need to rush to retire in order to protect their pension benefits.

12.                     What happens to union contracts as a result of the transaction?

•                       All Hawaiian Electric union labor agreements will be honored.

13.                     What does this transaction mean for Hawaiian Electric retirees and retiree benefits? Does that mean retiree health benefits will be preserved?

•                       Until the transaction is complete, NextEra Energy and Hawaiian Electric remain independent companies.

•                       There’s one thing we want to assure you of right now: Your current pension benefits under the HEI Retirement Plan will not be impacted.

•                       These benefits are protected under federal law (referred to as ERISA).

•                       Furthermore, NextEra Energy has no plans at the present time to alter your retiree health benefit plans.

•                       We will keep you updated as important decisions are made.

14.                     Will NextEra Energy offer any early retirement packages? What are the terms of the separation packages?

•                       It is still early in the process. NextEra Energy will need to gain a better understanding of our workforce before deciding whether any such programs are appropriate.

15.                     Why did the statement about no involuntary workforce reductions for at least two years after closing need to be said? What happens after that?

•                       We wanted to let employees know about NextEra Energy’s commitment to no involuntary workforce reductions for at least two years after closing (which is expected to occur within approximately one year from the announcement) to give employees assurance of job stability in the transition period ahead. Without that information, many employees might have assumed there would be immediate changes. We wanted to alleviate that concern.

•                       We can’t predict what may happen after the two-year post-closing period, but NextEra Energy will take the time to get to know our organization, our workforce and our business needs in making future decisions.

16.                     Will the existing Call Centers at Hawaiian Electric, Maui Electric and Hawai‘i Electric Light be retained or will traditional work be outsourced or taken over by NextEra Energy employees?

•                       Again, no involuntary reductions to our workforce are expected as a result of the proposed merger for at least two years after the closing (which is expected to occur within approximately one year from the announcement). This means no involuntary workforce reductions are expected as a result of the transaction for approximately three years. Also, all of our union labor agreements will be honored. We can’t predict what may happen after the two-year post-closing period. However, NextEra Energy plans to take the time to get to know our organization, our workforce and our business needs in making future decisions.

17.                     Will certain operations be consolidated?

•                       Sometime next year, planning will begin to determine how to best bring together our organizations and ensure a smooth transition. But it’s important to note that this planning will be done in conjunction with our already ongoing transformation work, which employees have been hearing about over the past several months.

18.                     To what extent does Florida Power & Light use contractors?

•                       Like any utility, they use them when they think it makes good business sense.

19.                     Is there a hiring freeze or will there be one?

•                       No, there is not a hiring freeze. As we would normally do, we will evaluate the need for new hires based on the business needs of our company. From a “big-picture” standpoint, it’s important to keep in mind that we are still running our company — until the transaction closes we remain a separate and independent company, and normal operations continue.

20.                     Will NextEra Energy recognize the IBEW 1260 AFL-CIO? Does NextEra Energy have other unions? Does NextEra Energy have unionized engineers?

•                       NextEra Energy does employ unionized employees and one of the unions the company works with is the International Brotherhood of Electrical Workers (IBEW). Again, NextEra Energy has agreed to honor Hawaiian Electric union labor agreements.

•                       NextEra Energy also has bargaining relationships with the Security Police Fire Professionals of America (SPFPA), Utility Workers Union of America (UWUA) and International Union of Operating Engineers (IOUE).

21.                     What about employees who are not vested in their pension yet? What will happen to their pension benefits?

•                       Such employees will continue to vest in the existing plan at least until the transaction closes, which is expected to occur within approximately one year from the announcement. No decision has been made about unvested pension benefits after that time.

•                       However, for at least two years following the closing active nonunion employee benefits will be substantially comparable in the aggregate to those provided to them prior to the transaction. And all of our existing union labor agreements will be honored. If any changes are planned, we will inform you promptly.

22.                     Can the HEI Retirement Plan be terminated? If yes, who would be affected and how?

•                       No decision has been made about the HEI Retirement Plan. A decision will likely not be made for some time, as the companies will need time to work through these kinds of matters.

•                       However, for at least two years following the closing, active nonunion employee benefits will be substantially comparable in the aggregate to those provided to them prior to the transaction. And all of our existing union labor agreements will be honored. If any changes are planned, we will inform you promptly.

•                       Also please remember: if any changes are made, your pension benefits under the HEI Retirement Plan earned up to the time of a change will not be impacted. These benefits are protected under federal law (referred to as ERISA).

23.                     Would the employee benefit package get better?

•                       It’s too soon to say what kind of benefits package would be available to employees after the closing of the transaction. Representatives from NextEra Energy and the Hawaiian Electric Companies will be discussing this in the months ahead.

•                       However, for at least two years following the closing active nonunion employee benefits will be substantially comparable in the aggregate to those provided to them prior to the transaction. And all of our existing union labor agreements will be honored. If any changes are planned, we will inform you promptly.

24.                     Can we get more clarity on how employees’ current pay and benefits and retirement plans might be impacted down the road? For example, understanding that vested pension benefits are protected by law, at what point would NextEra Energy be able to change the plans going forward and how would that then play out when an Hawaiian Electric employee does retire?

•                       No decision has been made about the HEI Retirement Plan. A decision will likely not be made for some time, as the companies will need time to work through these kinds of matters.

•                       However, for at least two years following the closing active nonunion employee benefits will be substantially comparable in the aggregate to those provided to them prior to the transaction. And all of our existing union labor agreements will be honored. If any changes are planned, we will inform you promptly.

•                       Also please remember: if any changes are made, your pension benefits under the HEI Retirement Plan earned up to the time of a change will not be impacted. These benefits are protected under federal law (referred to as ERISA).

25.                     What is Florida Power and Light’s (FPL’s) compensation philosophy and approach compared to Hawaiian Electric’s? Including retirement, incentives, benefits?

•                       FPL has pension plans as well as post-retirement medical, among other benefits.

•                       However, it’s too soon to say what kind of benefits package would be available to employees after the closing of the transaction. Representatives from NextEra Energy and the Hawaiian Electric Companies will be discussing this in the months ahead.

•                       However, for at least two years following the closing active nonunion employee benefits will be substantially comparable in the aggregate to those provided to them prior to the transaction. And all of our existing union labor agreements will be honored. If any changes are planned, we will inform you promptly.

•                       Also please remember: if any changes are made, your pension benefits under the HEI Retirement Plan earned up to the time of a change will not be impacted. These benefits are protected under federal law (referred to as ERISA).

26.                     What will happen to the Hawaiian Electric name and logo?

•                       Upon completion of the transaction, together with FPL and NextEra Energy Resources, Hawaiian Electric will become a third principal business within the NextEra Energy family of companies.

•                       Hawaiian Electric, Maui Electric and Hawai‘i Electric Light will continue to operate under their current names with their current logos, remain headquartered in Hawai‘i and continue to be locally managed from our existing operating locations.

27.                     Where will the company be headquartered? Who will lead it?

•                       Upon completion of the transaction, the Hawaiian Electric Companies will continue to operate under its current name and remain headquartered in Hawai‘i.

•                       We will continue to be locally managed from our existing operating locations.

•                       As is customary in cases like this, some leadership changes may be made when the merger is closed. However, it’s early in the process and those decisions have not yet been finalized.

28.                     Does this mean there will be changes to HEI’s level of support for our community?

•                       NextEra Energy has been recognized for an unprecedented eighth consecutive year as No. 1 on the utility industry list of Fortune’s “Most Admired Companies” and enjoys a longstanding reputation as a strong corporate citizen throughout the communities it serves.

•                       Consistent with that, NextEra Energy expects to maintain HEI’s overall current level of corporate giving in our communities.

•                       NextEra Energy, through its efforts to develop renewable and other energy projects, has had a presence in Hawai‘i for several years. Because of that, it has gained familiarity with and respect for our island culture.

•                      NextEra Energy also plans to establish a local Hawaiian Electric advisory board, whose purpose will be to provide input on matters of local and community interest. The advisory board will include six to 12 members, all of whom have substantial ties to the Hawai‘i community.

29.                     What are the next steps? How long before the transaction closes? What approvals are required to close the transaction?

•                      We expect the transaction to close within approximately 12 months from the announcement.

•                       The transaction with NextEra Energy is subject to customary closing conditions, including the required regulatory approval from the Hawai‘i Public Utilities Commission. The transaction is also subject to approval by HEI’s shareholders.

•                      Until the transaction is complete, NextEra Energy and the Hawaiian Electric Companies remain independent companies, and normal operations will continue.

•                       Given NextEra Energy’s familiarity with and appreciation for Hawai‘i, we expect a good cultural fit and we’ll work to ensure a smooth transition.

30.                     What should employees expect over the coming months?

•                       Until the transaction is completed, we will continue to operate as a separate company, and normal operations will continue.

•                       We must continue to stay focused on implementing our business transformation plans.

•                       It’s important that all of us continue to focus on our day-to-day responsibilities and provide our customers with the exceptional and reliable service they expect and deserve from us, with above all, a focus on safety.

•                      We’re committed to keeping you informed throughout this process and will provide updates as we have new information.

Forward Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” and “target” and other words and terms of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. HEI cautions readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in any forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the proposed merger involving NEE and HEI, including future financial or operating results of NEE or HEI, NEE’s or HEI’s plans, objectives, expectations or intentions, the expected timing of completion of the transaction, the value, as of the completion of the merger or spin-off of HEI’s bank subsidiary or as of any other date in the future, of any consideration to be received in the merger or the spin-off in the form of stock or any other security, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by any such forward-looking statements include risks and uncertainties relating to: the risk that HEI may be unable to obtain shareholder approval for the merger or that NEE or HEI may be unable to obtain governmental and regulatory approvals required for the merger or the spin-off, or required governmental and regulatory approvals may delay the merger or the spin-off or result in the imposition of conditions that could cause the parties to abandon the transaction; the risk that a condition to closing of the merger or the completion of the spin-off may not be satisfied; the timing to consummate the proposed merger and the expected timing of the completion of the spin-off; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time and attention on merger and spin-off-related issues; general worldwide economic conditions and related uncertainties; the effect and timing of changes in laws or in governmental regulations (including environmental); fluctuations in trading prices of securities and in the financial results of NEE, HEI or any of their subsidiaries; the timing and extent of changes in interest rates, commodity prices and demand and market prices for electricity; and other factors discussed or referred to in the “Risk Factors” section of HEI’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These risks, as well as other risks associated with the merger, will be more fully discussed in the proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the merger. Additional risks and uncertainties are identified and discussed in HEI’s reports filed with the SEC and available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement and HEI does not undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information And Where To Find It

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The proposed business combination transaction between NEE and HEI will be submitted to the shareholders of HEI for their consideration. NEE will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of HEI that also constitutes a prospectus of NEE. HEI will provide the proxy statement/prospectus to its shareholders. NEE and HEI also plan to file other documents with the SEC regarding the proposed transaction. This document is not a substitute for any prospectus, proxy statement or any other document which HEI may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF HEI ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from HEI’s website (www.hei.com) under the tab “Investor Relations” and then under the heading “SEC Filings.” Additional information about the proposed transaction is available at www.forhawaiisfuture.com.

Participants In The Merger Solicitation

HEI and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from HEI shareholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of HEI shareholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about HEI’s executive officers and directors in its definitive proxy statement filed with the SEC on March 25, 2014 and in its Annual Report on Form 10-K filed with the SEC on February 21, 2014. Additional information about HEI’s executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from HEI using the contact information above.